Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF UNITS OF BENEFICIAL INTEREST
OF
TORCH ENERGY ROYALTY TRUST

As set forth in the “THE TENDER OFFER — 2.  Procedures for Tendering Units” of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing Units of Beneficial Interest (the “Units”) of Torch Energy Royalty Trust, a Delaware statutory trust (the “Trust”), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in “THE TENDER OFFER — 1. Terms of Offer” of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase). See “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase.

The Depositary for the Offer is

The Bank of New York

By Overnight Courier: The Bank of New York 161 Bay State Road Braintree, MA 02184	By Mail: The Bank of New York Post Office Box 859208 Braintree, MA 02185-9208

By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Delivery Window-Street Level New York, NY 10286	Facsimile Transmission: 781-930-4939 (For Eligible Institutions Only) Confirm by Telephone: 781-930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase) and certificates for the Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Trust Venture Company, LLC, a Delaware limited liability company (the “Offeror”), upon the terms and subject to the conditions set forth in the Offeror’s Offer to Purchase dated May 10, 2007 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Units shown below pursuant to the guaranteed delivery procedures set forth in “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase.

Number of Shares: _ _
Certificates No(s). (if available):

If Units will be tendered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number: _ _
Transaction Code Number: _ _
Dated: _ _, 2007	Name(s) of Record Holder(s): (Please Type or Print) Address(es): _ _ (including zip code) Area Code and Telephone Number: Signature(s):

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program hereby (a) represents that the above named person(s) own(s) the Units tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Units complies with Rule 14e-4 promulgated under the Exchange Act, and (c) guarantees to deliver to the Depositary either the certificates representing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase) of a transfer of such Units, in any such case together with a properly competed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent’s Message in the case of a book entry transfer, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(including zip code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:	, 2007

NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR UNITS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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